Exhibit 99.5

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in this Registration Statement on Form S-4 of AMAG Pharmaceuticals, Inc. (“AMAG”), and all amendments thereto (the “Registration Statement”), as a person who is to become a director of AMAG upon completion of the Merger (as such term is defined in the Registration Statement), and to the filing of this consent as an exhibit to this Registration Statement.

Date: August 22, 2011

By:	/s/ Paul L. Berns
Paul L. Berns